Exhibit 99.5 INTERNATIONAL FLAVORS & FRAGRANCES INC. UNAUDITED PRO-FORMA CONSOLIDATED INCOME STATEMENT (Dollars in thousands)

2004	Quarter-to-date			Year-to-date

1st Quarter	As reported	Germany and Switzerland Fruit Business	Pro-Forma

Net sales	$535,015	17,452	$517,563
Cost of goods sold	306,786	12,905	293,881

Gross margin on sales	228,229	4,547	223,682
Research & development	44,648	406	44,242
Selling and administrative	89,726	1,272	88,454
Amortization	3,699	--	3,699

	90,156	2,869	87,287
Restructuring and other charges	--	--	--
Interest expense	(6,457)	--	(6,457)
Other income (expense), net	(1,425)	--	(1,425)

Pretax income	82,274	2,869	79,405
Income taxes	25,916	904	25,012

Net Income	$ 56,358	1,965	$ 54,393

2nd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$524,177	15,591	$508,586	$1,059,192	33,043	$1,026,149
Cost of goods sold	295,716	11,450	284,266	602,502	24,355	578,147

Gross margin on sales	228,461	4,141	224,320	456,690	8,688	448,002
Research & development	44,342	397	43,945	88,990	803	88,187
Selling and administrative	83,184	1,210	81,974	172,910	2,482	170,428
Amortization	3,709	--	3,709	7,408	--	7,408

	97,226	2,534	94,692	187,382	5,403	181,979
Restructuring and other charges	(7,716)	--	(7,716)	(7,716)	--	(7,716)
Interest expense	(6,114)	--	(6,114)	(12,571)	--	(12,571)
Other income (expense), net	(1,305)	--	(1,305)	(2,730)	--	(2,730)

Pretax income	82,091	2,534	79,557	164,365	5,403	158,962
Income taxes	25,589	790	24,799	51,505	1,694	49,811

Net Income	$ 56,502	1,744	$ 54,758	$112,860	3,709	$109,151

3rd Quarter	Germany and Switzerland Fruit Business	Germany and Switzerland Fruit Business

Net sales	$6,094	$39,137
Cost of goods sold	4,843	29,198

Gross margin on sales	1,251	9,939
Research & development	202	1,005
Selling and administrative	648	3,130
Amortization	--	--

	401	5,804
Restructuring and other charges	--	--
Interest expense	--	--
Other income (expense), net	--	--

Pretax income	401	5,804
Income taxes	120	1,814

Net Income	$ 281	$ 3,990